EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-29612) pertaining to the 1987 Stock Option Plan of Kimmins Corp. and in the related Prospectus, of our report dated April 7, 1999, with respect to the consolidated financial statements and schedule of Kimmins Corp. included in the Annual Report (Form 10-K) for the year ended December 31, 1999.




                                                       /s/ Ernst & Young LLP



Tampa, Florida
April 12, 2000